EXHIBIT 21






                         SUBSIDIARIES OF THE REGISTRANT





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                  SUBSIDIARIES OF SECURITY CAPITAL CORPORATION


NAME                                             JURISDICTION OF INCORPORATION
----                                             -----------------------------

Security Capital Insurance Group, Inc.                    Delaware

Lloyd's Management Corporation                            Texas

Possible Dreams, Ltd.                                     Delaware

P.D. Holdings, Inc.                                       Delaware

Pumpkin Masters Holdings, Inc.                            Delaware

Pumpkin Ltd.                                              Delaware